Exhibit 10.36
EXECUTION COPY
AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT
          This AMENDMENT NO. 2 TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of July 1, 2011 is by and among BLUESTEM BRANDS, INC. (the “Borrower”), each of the Lenders party to the Credit Agreement (as defined below) as of the date hereof, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (“Administrative Agent”).
R E C I T A L S:
          WHEREAS, Administrative Agent, Lenders and Borrower are parties to that certain Second Amended and Restated Credit Agreement dated as of August 20, 2010 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby; and
          WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement pursuant to the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1. Amendments to Credit Agreement. Immediately upon the satisfaction of each of the applicable conditions precedent set forth in Section 3 of this Amendment, the following amendments to the Credit Agreement shall become effective:
     (a) Amendment to Section 6.04(j). Section 6.04(j) is hereby amended and restated in its entirety as follows:
“(j) investments received or loans or advances made in connection with the dispositions of assets permitted by Section 6.05 including pursuant to installment contracts or similar arrangements in connection with dispositions permitted under Section 6.05(k) (provided that the aggregate amount of such investments pursuant to installment contracts or similar arrangements in connection with dispositions permitted under Section 6.05(k) shall not exceed $10,000,000 in the aggregate at any time outstanding);”
     (b) Amendment to Section 6.05. Section 6.05 is hereby amended by (i) deleting “and” at the end of clause (i) thereof, (ii) deleting the period at the end of clause (j) and inserting “; and” in its place, (iii) adding the following new clause (k) at the end thereof:

“(k) with respect to the Borrower and any Subsidiary other than Bluestem SPV, sales of inventory pursuant to installment contracts or similar arrangements with consumers and/or employers of consumers in connection with voluntary benefit programs and payroll deduction plans used to purchase general merchandise and services;”

and (iv) replacing the parenthetical in the proviso at the end thereof in its entirety to read “(other than those permitted by paragraphs (b), (e), (f), (g), (i) and (k) above)”.
Section 2. Amendments to Loan Documents. (a) Upon the Effective Date, the Administrative Agent, the Lenders and the Borrower agree that, if US Bank shall change any account number held at US Bank that is referenced in the Loan Documents, such account shall be deemed to refer to such new account number, immediately upon notice thereof to the Administrative Agent.
          (b) In connection with any change to the account number of any one or more accounts held at US Bank, the Borrower, as grantor, hereby authorizes (i) the amendment of the related control agreement and (ii) the filing of such amendments to financing statements, as, in each case, the Collateral Agent may determine are necessary or advisable to perfect (or maintain) the security interest granted to the Collateral Agent in such account, as the case may be, under the Security Agreement.
Section 3. Conditions Precedent to Effectiveness of Amendment. This Amendment shall be effective on the date on which (i) this Amendment shall have been duly executed and delivered by the parties hereto and (ii) Administrative Agent shall have received fully executed copies of the amendments and/or consents to the Servicing Agreement, Holdings Letter Agreement, SPV Security Agreement and the Senior Subordinated Securities Purchase Agreement, in each case, corresponding in relevant part to this Amendment and in form and substance reasonably satisfactory to Administrative Agent.
Section 4. Representations, Warranties and Covenants. In order to induce Administrative Agent and Lenders to enter into this Amendment, Borrower represents, warrants and covenants to Administrative Agent and Lenders, upon the effectiveness of this Amendment, which representations, warranties and covenants shall survive the execution and delivery of this Amendment, that:
          (a) No Default; etc. No Event of Default and no event or condition which, merely with notice or the passage of time or both, would constitute an Event of Default, has occurred and is continuing after giving effect to this Amendment or would result from the execution or delivery of this Amendment or the consummation of the transactions contemplated hereby.
          (b) Power and Authority; Authorization. Borrower has the corporate power and authority to execute and deliver this Amendment and to carry out the terms and provisions of the Credit Agreement, as amended by this Amendment, and the execution and delivery by Borrower of this Amendment, and the performance by Borrower of its obligations hereunder and under the Loan Documents have been duly authorized by all requisite corporate action by Borrower.
          (c) Execution and Delivery. Borrower has duly executed and delivered this Amendment.
          (d) Enforceability. This Amendment and the Credit Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ right generally, and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.
          (e) Representations and Warranties. All of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of a different date) are true and correct in all material respects as of the date hereof after giving effect to this Amendment and the transactions contemplated hereby.
Section 5. Consent to Amendments or Consents to the Senior Subordinated Securities Purchase Agreement, the Servicing Agreement, the Holdings Letter Agreement and the SPV Security Agreement. By their execution of this Amendment, the Lenders and the Administrative Agent hereby consent (to the extent required) to the execution and delivery by the Borrower of amendments to each of the Senior Subordinated Securities Purchase Agreement, the Servicing Agreement, Holdings Letter Agreement and SPV Security Agreement, which are substantially similar to the Amendments set forth herein, and this Amendment shall constitute proper notice under the Loan Documents (to the extent required) with respect to such amendments.
Section 6. Miscellaneous.
          (a) Effect; Ratification. Borrower acknowledges that all of the reasonable legal expenses incurred by Administrative Agent in connection herewith shall be reimbursable under Section 9.03 of the Credit Agreement. The amendments and waiver set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement, as amended hereby, or of any other Loan Document or (ii) prejudice any right or rights that Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the other Loan Documents to the “Credit Agreement” shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Credit Agreement and each other Loan Document, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

          (b) Counterparts. This Amendment may be executed via facsimile transmission in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute one and the same instrument.
          (c) Severability. In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
          (d) Loan Document. This Amendment shall constitute a Loan Document.
          (e) Reaffirmation of Guaranties. Borrower hereby reaffirms its Secured Obligations and Guaranteed Obligations.
          (f) Governing Law. This Amendment shall be governed by and construed in accordance with, the internal laws of the State of New York.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to Second Amended and Restated Credit Agreement to be duly executed by their respective authorized officers as of the date first above written.

BLUESTEM BRANDS, INC.

By: Name:	/s/ Mark P. Wagener Mark P. Wagener
Title:	Executive Vice President & CFO

JPMORGAN CHASE BANK, N.A., individually,
as Administrative Agent, and Lender

By: Name:	/s/ Bradford R. Kuhn Bradford R. Kuhn
Title:	Duly Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Elizabeth J. Limpert Elizabeth J. Limpert
Title:	Vice President